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                                                                      Exhibit 12


                               Dean Foods Company

                Computation of Ratio of Earnings to Fixed Charges
                                 (In thousands)

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
                                                                              13 Weeks Ended
                                                                              August 29, 1999
                                                                              ---------------

                        Income before taxes                                   $        45,631
                                                                              ---------------

                        Fixed charges:
                             Interest expense                                          11,385
                             Portion of rentals (33%)                                   3,479
                                                                              ---------------

                             Total fixed charges                                       14,864
                                                                              ---------------

                        Earnings before taxes and  fixed charges              $        60,495
                                                                              ===============

                        Ratio of earnings to fixed charges                                4.1
                                                                              ===============
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